                                                                               .
                                                                               .
                                                                               .

                                                                    Exhibit 21.1

                              LIST OF SUBSIDIARIES


                                                Jurisdiction of
                                                Incorporation or              Direct or Indirect Percentage
         Name of Subsidiary                     Organization                  Ownership
-----------------------------------------------------------------------------------------------------------

1.       Cott Holdings Inc.                     Delaware & Nova Scotia        100%

2.       Cott USA Corp.                         Georgia                       100%

3.       Cott Beverages Inc.*                   Georgia                       100%

4.       Northeast Retailer Brands LLC          Delaware                      51%

5.       Cott Vending Inc.                      Delaware                      100%

6.       Cott Beverages Wyomissing Inc.         Pennsylvania                  100%

7.       Cott International Trading, Ltd.       Barbados                      100%

8.       BCB International Holdings             Cayman Islands                100%

9.       BCB European Holdings                  Cayman Islands                100%

10.      Cott Retail Brands Limited             United Kingdom                100%

11.      Cott Europe Trading Limited            United Kingdom                100%

12.      Cott Beverages Limited                 United Kingdom                100%

13.      Cott Embotelladores de Mexico,         Mexico                        90%
            S.A. de C.V.

14.      Cott Atlantic Company                  Nova Scotia                   100%

15.      CB Nevada Capital Inc.                 Nevada                        100%

Certain subsidiaries are omitted; such subsidiaries, even if combined into one subsidiary, would not constitute a "significant subsidiary" within the meaning of Regulation S-X.

*This entity also does business as Cott Beverages USA, a division of Cott Beverages Inc., Cott International, Cott Concentrates and RC Cola International.